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                                                                     EXHIBIT 4.3


                   FIRST AMENDMENT TO STOCKHOLDERS' AGREEMENT

         This First Amendment (this "Amendment"), dated as of June 1, 2001, amends that certain Stockholders' Agreement (the "Agreement"), dated as of July 31, 1998, by and among MedCath Holdings, Inc., a Delaware corporation ("MedCath Holdings"), the KKR Fund and the WCAS Stockholders (the KKR Fund and the WCAS Stockholders, together, the "Stockholders"). Capitalized terms used in this Amendment, but not otherwise defined in this Amendment, shall have the meanings ascribed thereto in the Agreement.

         WHEREAS, MedCath Holdings and MedCath Corporation ("MedCath Corporation" or the "Company") plan to complete an internal reorganization (the "Reorganization") by effecting (i) the exchange of the issued and outstanding shares of MedCath Holdings' common stock, $.01 par value per share for an equivalent number of shares of MedCath Corporation's common stock, $.01 par value per share ("MedCath Corporation Common Stock") (the "MedCath Holdings Exchange"); and (ii) the exchange of a portion of the interests held by investors in certain heart hospitals for shares of MedCath Corporation Common Stock (the "Hospitals Exchange" and, together with the MedCath Holdings Exchange, the "Exchanges"), among other things;

         WHEREAS, contemporaneous with the consummation of the Reorganization and the Exchanges, the Company plans to make an underwritten initial public offering of shares of MedCath Corporation Common Stock (the "IPO"); and

         WHEREAS, MedCath Holdings, the Company and each of the Stockholders desire to amend the Agreement to make certain arrangements among themselves with respect to the matters set forth therein and herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       Amendments

                  1.1 The parties hereby amend the Agreement to provide that from and after the date on which this Amendment is effective pursuant to Section 3 of this Amendment, all references to the "Company" in the Agreement shall mean MedCath Corporation and the term "Common Stock" used therein shall mean MedCath Corporation Common Stock.

                  1.2 The parties hereby amend Section 1(b)(i) of the Agreement to read in its entirety as follows:

                           "(i)     four directors designated by KKR Fund (each,
                  a "KKR Designee"), subject to the provisions immediately following clause (d) below; and"


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                  1.3      The parties hereby amend Section 1(b)(ii) of the
         Agreement to read in its entirety as follows:

                           "(ii)    three directors designated by the WCAS
                  Stockholders (each, a "WCAS Designee"), it being understood that the WCAS Designee shall be selected by the holders of record of a majority of the Common Stock then held by the WCAS Stockholders, subject to the provisions immediately following clause (d) below."

                  1.4 The parties hereby further amend Section 1 of the Agreement by deleting in their entirety Section (1)(b)(iii) and Section 1(b)(iv) thereof.

                  1.5 The parties hereby further amend Section 1 of the Agreement by inserting two new paragraphs therein immediately after clause (d) thereof to read in their entirety as follows:

                  "Notwithstanding anything in this Agreement to the contrary, based on their respective percentages of ownership of the issued and outstanding shares of Common Stock as of and immediately upon the consummation of the IPO (the "Initial Percentage Owned"), KKR Fund and the WCAS Stockholders will have the rights to designate directors as set forth above in this Section 1; provided that such rights shall be reduced at any time KKR Fund or the WCAS Stockholders owns less than its Initial Percentage Owned for certain incremental ranges below which its percentage ownership of the issued and outstanding shares of Common Stock may fall, such increments to be determined in accordance with the following formula, down to an ownership of 5% of the issued and outstanding shares of Common Stock (the "Floor"), below which Floor KKR Fund or the WCAS Stockholders (as the case may be) shall have no right to designate a director. The aforementioned ranges shall be a spread of equal increments from the Initial Percentage Owned to the Floor, such increment being equal to the difference between the Initial Percentage Owned and the numeral five (5), divided by three (3) in the case of KKR Fund and two (2) in the case of the WCAS Stockholders, rounded up to the nearest whole number (in each case, hereinafter, the "Increment"). The right of KKR Fund and the WCAS Stockholders, as the case may be, to designate directors hereunder shall be reduced by one director with each Increment drop in their respective Initial Percentage Owned. For example in the case of KKR Fund, assuming their Initial Percentage Owned is 28%, the applicable Increment would be eight (8) (28 - 5 = 23; 23 / 3 = 7.6; rounded up to 8), so that at any time KKR Fund owns (v) more than or equal to 28% of the issued and outstanding shares of Common Stock, KKR Fund will have the right to designate four (4) directors; (w) less than 28% but more than or equal to 20% of the issued and outstanding shares of Common Stock, KKR Fund will have the right to designate three directors; (x) less than 20% but more than or equal to 12% of the issued and outstanding shares of Common Stock, KKR Fund will have the right to designate two directors; (y) less than 12% but more than or equal to 5% of the issued and outstanding shares of Common Stock, KKR Fund will have the right to designate one director, and (z) less than 5% of the issued and outstanding shares of Common Stock, KKR Fund will have no right


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         to designate a director. In the event that either the KKR Fund or the
         WCAS Stockholders, as the case may be, shall cease to be entitled to designate any of a number of directors to which either is entitled to designate, the Company agrees that the KKR Fund or the WCAS Stockholders, as the case may be, shall be entitled to determine which of its existing Board of Director designees are to be removed from the Board of Directors upon their replacement in accordance with the bylaws of the Company.

                  "The bylaws of the Company will establish a board of directors who will fill staggered terms. The parties hereby agree that effective upon the consummation of the IPO the board of directors of the Company will be established so that subject to the other provisions of Section 1, KKR Fund and the WCAS Stockholders will have two directors and one director, respectively in the class of directors having the longest term before the election of new directors to such class and the remaining directors designated by KKR Fund and the WCAS Stockholders shall be divided equally among the remaining classes of directors. Subject to the immediately preceding sentence, the Company agrees that the KKR Fund or the WCAS Stockholders, as the case may be, shall be entitled to determine which KKR Designees or WCAS Designees, as the case may be, shall serve in each class of directors."

                  1.6 The parties hereby further amend Section 1 of the Agreement by modifying second clause (a) thereof to read in its entirety as follows:

                  "(a)     an Executive Committee of the Board, consisting of at
         least five directors, one of whom is a KKR Designee, one of whom is a WCAS Designee, which Executive Committee shall exercise such powers as may be provided in resolutions of the Board and permitted by applicable law;"

                  1.7 The parties hereby further amend Section 1 of the Agreement by modifying second clause (b) thereof to read in its entirety as follows:

                  "(b) a Compensation Committee of the Board, consisting of at least four directors, one of whom is a KKR Designee, one of whom is a WCAS Designee, which Compensation Committee shall exercise such powers as may be provided in resolutions of the Board and permitted by applicable law;"

                  1.8 The parties hereby further amend Section 1 of the Agreement by modifying second clause (c) thereof to read in its entirety as follows:

                  "(b)     an Audit Committee of the Board, consisting of 3
         independent directors, which Audit Committee shall review and approve the financial statements of the Company as audited by the Company's independent certified public accountants and exercise such other powers as may be provided in resolutions of the Board and permitted by applicable law;"

                  1.9 The parties hereby further amend Section 1 of the Agreement by inserting a carry-over sentence immediately after the second clause (c) thereof beginning with the


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         words "an Audit Committee" and ending with the words "independent certified public accountant" such carry-over sentence to read in its entirety as follows:

                  "Notwithstanding anything to the contrary herein, the aforementioned rights of KKR Fund or the WCAS Stockholders, as the case may be, with regard to the creation and maintenance of an Executive Committee, a Compensation Committee and an Audit Committee pursuant to the immediately preceding clauses
                  (a), (b) and (c), shall expire at any time after KKR Fund or the WCAS Stockholders, as the case may be, together with their respective Affiliates, own less than 10% of the issued and outstanding shares of Common Stock."

                  1.10 The parties hereby further amend Section 1 of the Agreement to delete from the fifth through the eighth lines of the last paragraph of said Section 1, the following sentence in its entirety:

                           "The Company shall also pay the Stockholders
                  monitoring fees in the aggregate amount of $300,000 per annum, subject to annual adjustment based on the Company's size, to be allocated pro rata among the Stockholders based on their ownership of the Company."

         The parties hereby acknowledge and agree that no fees shall be due to the Stockholders as a result of the consummation of the IPO and that there is no agreement to provide further management, monitoring, success, transaction or other similar fees of any type or nature to the Stockholders; provided, however, that nothing herein shall prohibit the payment to Affiliates of the Stockholders serving as directors of the Company of such director's fees, options and reimbursements to which all directors who are not employees of the Company are entitled to receive for serving as directors of the Company.

                  1.11 The parties hereby further amend Section 1 of the Agreement by inserting at the end of Section 1 the following new paragraph:

                           "For purposes of this Agreement, where any reference
                  is made to a percentage of ownership of shares of Common Stock, ownership of shares of Common Stock on a percentage basis shall be determined on a fully diluted basis as of the date of such determination."

                  1.12 The parties hereby amend Section 2 of the Agreement to read in its entirety as follows:

                           "Section 2. Stockholder Voting Rights. (a) Without
                  obtaining the approval of each of (i) a majority of the shares held of record by KKR Fund and its Affiliates (as defined below) and (ii) a majority of the shares held of record by the WCAS Stockholders and their Affiliates (as defined), the Company shall not and shall not permit any subsidiary of the Company to:


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                           (i)      appoint, dismiss or replace the Chief
                                    Executive Officer of the Company;
                           (ii) merge or consolidate with or into another corporation unless a wholly-owned subsidiary of the Company;
                           (iii)    sell, transfer or dispose of all or
                                    substantially all of its assets other than a wholly-owned subsidiary of the Company; and
                           (iv) acquire, purchase or invest in any material assets, other than in the ordinary course of business, or dispose of material any assets, other than in the ordinary course of business.

                  (b) Notwithstanding anything to the contrary herein, the approval of KKR Fund or the WCAS Stockholders, as the case may be, pursuant to Section 2(a) shall not be required with respect to any actions by the Company (other than to the extent required under applicable law) at any time after KKR Fund or the WCAS Stockholders, as the case may be, together with its respective Affiliates, own less than 20% of the issued and outstanding shares of Common Stock."

                  1.13 The parties hereby amend Section 3 of the Agreement by inserting at the beginning of the third sentence thereof the following:

                  "Except for a transferee in a transfer made pursuant to clause
                  (z) of the immediately preceding sentence,"

                  1.14 The parties hereby amend Section 10 of the Agreement to read in its entirety as follows: "Section 10. Intentionally omitted."

                  1.15 The parties hereby amend Section 15 of the Agreement by deleting therefrom the semicolon and the proviso thereof beginning in line six thereof as follows:

                  "; provided, however, that the Management Contributors shall be entitled to rights as third-party beneficiaries with respect to the provisions of Section 1 hereof (other than the provisos in clauses (b)(i) and (b)(ii) of Section 1)"

                  1.16 The parties hereby further amend Section 15 of the Agreement by inserting in the seventh line from the bottom thereof, after the words "provided, however, that the rights of a Stockholder to designate directors pursuant to Section 1 hereof" the following words:
         "and a Stockholder's voting rights pursuant to Section 2 hereof other than to any Affiliate".

                  1.17 The parties hereby amend Section 17 of the Agreement to read in its entirety as follows:

                           "Section 17. Modification. Neither this Agreement nor
                  any provision hereof may be modified, changed, discharged or terminated except by an instrument in writing signed by the Stockholders and the Company."


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         2.       Ratification and Assumption. Except to the extent amended
hereby, the terms and provisions of the Agreement shall remain in full force and effect and are ratified, confirmed and approved in all respects. MedCath Corporation hereby accepts, agrees to, and acknowledges all such terms and provisions, and agrees to assume all obligations of the Company under the Agreement as if MedCath Corporation were the "Company" under the Agreement.

         3. Effectiveness of Amendment. This Amendment shall become effective as of the date on which the IPO is consummated and shall have no force and effect unless and until the consummation of the IPO.

         4. Reference. From and after the date hereof, each reference in the Agreement and any other document describing or referencing the Agreement to the "Agreement," "hereunder," "hereof," "herein," or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended by this Amendment.

         5. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         6. Governing Law. This Amendment shall be governed by and construed in accordance with New York law.

         7. Counterparts. This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one instrument.

                [Remainder of this page is intentionally blank.]


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           IN WITNESS WHEREOF, each of the parties hereto has executed this
Agreement as a sealed instrument, all as of the day and year first above written.

                                       MEDCATH HOLDINGS, INC.


                                       By:      /s/ David Crane
                                          --------------------------------------
                                       Name:
                                       Title:

                                       MEDCATH CORPORATION


                                       By:      /s/ David Crane
                                          --------------------------------------
                                       Name:
                                       Title:

                                       MEDCATH 1998 LLC


                                       By:      /s/ David H. S. Chung
                                          --------------------------------------
                                       Name:    David H. S. Chung
                                       Title:   Vice President

                                       WELSH, CARSON, ANDERSON
                                         & STOWE VII, L.P.
                                       By WCAS VII Partners, L.P.
                                       General Partner


                                       By:      /s/ Jonathan M. Rather
                                          --------------------------------------
                                       Name: Jonathan M. Rather
                                       Title: General Partner


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                                       WCAS HEALTHCARE PARTNERS, L.P.
                                       By: WCAS HP Partners
                                       General Partner


                                       By:      /s/ Jonathan M. Rather
                                          --------------------------------------
                                                     General Partner

                                       Patrick J. Welsh
                                       Russell L. Carson
                                       Bruce K. Anderson
                                       Richard H. Stowe
                                       Andrew M. Paul
                                       Thomas E. McInerney
                                       Robert A. Minicucci
                                       Anthony J. de Nicola
                                       Paul B. Queally

                                       By:      /s/ Jonathan M. Rather
                                          --------------------------------------
                                       Name: Jonathan M. Rather
                                       Individually and as Attorney-in-Fact


                                       -----------------------------------------
                                       Lawrence B. Sorrell


                                       -----------------------------------------
                                       Rudolph E. Rupert


                                       -----------------------------------------
                                       D. Scott Mackesy


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